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                                                                 EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT




     Costilla Energy, Inc. has the following subsidiaries (as defined in Rule 405 of the Rules and Regulations promulgated under the Securities Act of 1993, as amended):


     1.   Costilla Petroleum Corporation, a Texas corporation;

     2.   Statewide Minerals, Inc., a Texas corporation;

     3.   Costilla Pipeline Corporation, a Texas corporation; and

     4.   Valley Gathering Company, a Texas corporation.